Exhibit 99.1

Vivint Smart Home Announces Third Quarter 2021 Results
Revenue increased by over 21% as the company grew Total Subscribers in the portfolio by more than 155,000
Attrition declined by 140 basis points year over year to 11.4%, a 13-quarter low

Provo, UT – November 15, 2021 – Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced results for the three and nine months ended September 30, 2021.
“I am very pleased with our third quarter 2021 results as we achieved double digit year-over-year growth in revenue,” said David Bywater, CEO of Vivint. “Our revenue growth rate was more than double the growth rate in the prior year period, reflecting the robust demand for the products and services we deliver. Many of the underlying metrics of the business showed strong improvement year-over-year as well. Our last-twelve-month attrition rate came in at 11.4%, which was a 13-quarter low and a 140-basis point improvement versus the prior year period.”
“Another metric we are pleased with is the nearly $78 million in net cash from operating activities in the quarter,” continued Mr. Bywater. “Operating the business with positive net cash from operating activities has been a focus of the entire organization, and we expect to meet that goal again in 2021. Our belief is that Vivint’s business model is superior to others in the industry both in terms of unit economics as well as the ability to adapt to dynamically changing economic environments.”
Third Quarter 2021 Highlights (vs. prior year period)
•Revenue increased by $68.0 million to $386.7 million, representing growth of 21.3%
•Net loss improved by $18.7 million to $92.7 million
•Adjusted EBITDAa increased by $16.5 million to $170.4 million
•Attrition rate improved to 11.4%, the lowest rate in 13 quarters
•Net Subscriber Acquisition Costs per New Subscriber for the LTM period declined to $100, down 52.2%
•Net Service Margin at 77.7%
“We delivered solid performance for the third quarter despite the continued challenges associated with the pandemic, including supply chain and inflationary pressures,” said Dale R. Gerard, CFO of Vivint. “Revenue growth, led by growth in total subscribers as well as contributions from our new smart energy and smart insurance initiatives, was over 21% year over year, while producing an adjusted EBITDA margin of more than 44%. We added over 114,000 new smart home subscribers in the third quarter. We are on pace to meet or exceed the high end of our 2021 guidance targets despite the aforementioned headwinds.”
“Regarding the delay in releasing our third-quarter results, while reviewing certain customer contract transactions during the quarter ended September 30, 2021, we identified a material weakness in our internal controls over financial reporting relating to the timing of revenue recognition resulting in certain immaterial errors in previously reported amounts of revenue,” continued Mr. Gerard. “Accordingly, the Company has reflected the corrections of the immaterial errors in the results for prior periods included in our quarterly report on Form 10-Q. Notwithstanding the material weakness, the Company has concluded that the accompanying financial statements present fairly, in all material respects, the Company’s

a) This earnings release includes Adjusted EBITDA and Covenant Adjusted EBITDA, metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA and Covenant Adjusted EBITDA and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

financial position, results of operations and cash flow for the periods presented, in conformity with accounting principles generally accepted in the United States of America.”
Full Year Outlook
For the full year 2021, Vivint is updating guidance as follows:
•Total subscribers in the range of 1.84 to 1.85 million vs. previous guidance between 1.80 and 1.85 million
•Total revenue in the range of $1.44 to $1.46 billion vs. previous guidance between $1.38 and $1.42 billion
•Adjusted EBITDAa in the range of $650 to $660 million vs. previous guidance between $640 and $655 million
A reconciliation of Adjusted EBITDA to Net Loss is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliation, including Net Loss and adjustments that could be made for impairment charges, restructuring charges and the timing and magnitude of other amounts included in the reconciliation. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

a) This earnings release includes Adjusted EBITDA and Covenant Adjusted EBITDA, metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA and Covenant Adjusted EBITDA and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

Summary of Quarterly Key Financial and Portfolio Metrics
($ in millions, except for subscriber data)

	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2020	2020	2021	2021	2021
Total Revenues	$318.7	$330.9	$342.3	$354.1	$386.7
Net Loss	$(111.4)	$(184.8)	$(88.8)	$(70.5)	$(92.7)
Adjusted EBITDA(a)	$153.9	$144.6	$160.7	$159.6	$170.4
Adjusted EBITDA Margin	48.3%	43.7%	46.9%	45.1%	44.1%
LTM Covenant Adjusted EBITDA(a)	$855.9	$891.8	$913.2	$957.3	$1,004.1
LTM Covenant Adj EBITDA Margin	69.9%	71.2%	70.6%	71.1%	71.0%
New Subscribers(1)	126,847	58,554	60,127	121,599	114,380
Total Subscribers(1)	1,687,892	1,695,498	1,706,069	1,781,469	1,843,744
Total Monthly Service Revenue	$82.8	$83.0	$82.1	$84.5	$86.4
Avg Monthly Svc Revenue per User	$49.06	$48.95	$48.12	$47.45	$46.88
Total Monthly Recurring Revenue	$105.7	$109.8	$112.1	$114.4	$121.5
Avg Monthly Recurring Rev per User	$63.39	$64.73	$65.84	$65.39	$66.39
Attrition Rate(2)	12.8%	12.4%	11.8%	11.6%	11.4%

(1) Excludes subscribers from retail sales pilot initiatives
(2) Attrition Rate is reported on LTM basis for each period end & excludes subscribers from sales pilot initiatives

a) This earnings release includes Adjusted EBITDA and Covenant Adjusted EBITDA, metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA and Covenant Adjusted EBITDA and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Information
Vivint will host a conference call and webcast to discuss the quarterly results at 8:30 a.m. ET / 6:30 a.m. MT today, November 15, 2021. To join the live webcast and conference call, please visit the Investor Relations section of the Vivint website, http://investors.vivint.com/events-presentations/events/default.aspx.
Investors and participants can register in advance for the telephonic version of the call by visiting https://www.incommglobalevents.com/registration/q4inc/8982/vivint-smart-home-inc-3rd-quarter-2021-earnings-call/. After registering, instructions will be shared on how to join the call including dial-in information, as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.
A financial results presentation and online access to join the webcast will be available immediately before the call on the Investor Relations section of the Company’s website at http://investors.vivint.com/events-presentations/events/default.aspx. A replay of the webcast will be available for 30 days on the Investor Relations section of the Company’s website at https://investors.vivint.com/home/default.aspx following the completion of the webcast and conference call.
About the Company
Vivint is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24-7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.8 million customers. For more information, visit https://www.vivint.com.
Forward-Looking Statements
This earnings release and accompanying conference call include certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation the information under the heading “Full Year Outlook” in this press release. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in "Risk Factors" and elsewhere in the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•the duration and scope of the COVID-19 pandemic;
•actions governments, the company's counterparties, and the company's customers or potential customers take in response to the COVID-19 pandemic;
•the impact of the pandemic and actions taken in response to the pandemic on the global economies and economic activity;
•the pace of recovery when the COVID-19 pandemic subsides;
•the impact of the COVID-19 pandemic on our liquidity and capital resources, including the impact of the pandemic on our customers and timing of payments, the sufficiency of credit facilities, and the company's compliance with lender covenants;
•the ineffectiveness of steps we take to reduce operating costs;
•risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;
•the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors;
•litigation, complaints, product liability claims and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather and demographic trends;

•adverse publicity and product liability claims;
•increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;
•cost increases or shortages in smart home and security technology products or components including disruptions in our supply chains;
•the introduction of unsuccessful new Smart Home Services;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•the impact to our business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan as described in Note 1 - Basis of Presentation in the unaudited condensed consolidated financial statements;
•risks related to our exposure to variable rates of interest with respect to our revolving credit facility and term loan facility;
•our inability to maintain effective internal control over financial reporting; and
•our inability to attract and retain employees due to labor shortages.
In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.
The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise, except as required by law.
Certain Definitions
Total Subscribers - is the aggregate number of active smart home and security subscribers at the end of a given period.
Total Monthly Recurring Revenue - or Total MRR, is the average total monthly recurring revenue recognized during a given period.
Average Monthly Recurring Revenue per User - or AMRRU, is Total MRR divided by average monthly Total Subscribers during a given period.
Total Monthly Service Revenue - or MSR, is the contracted recurring monthly service billings to our smart home and security subscribers, based on the Total Subscribers number as of the end of a given period.
Average Monthly Service Revenue per User - or AMSRU, is Total MSR divided by Total Subscribers at the end of a given period.
Adjusted EBITDA Margin - is Adjusted EBITDA as a percent of revenue.
Covenant Adjusted EBITDA Margin - is Covenant Adjusted EBITDA as a percent of revenue.
Net Loss Margin - is Net Loss as a percent of revenue.
Attrition Rate - is the aggregate number of canceled smart home and security subscribers during the prior 12-month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this a cancellation.
Average Subscriber Lifetime - in number of months, is 100% divided by our expected long-term annualized attrition rate (which is currently estimated at 13%) multiplied by 12 months.
Net Service Cost per Subscriber - is the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring smart home services billings and cellular network maintenance fees for the period, divided by average monthly Total Subscribers for the same period.
Net Service Margin - is the monthly average MSR for the period, less total average net service costs for the period divided by the monthly average MSR for the period.

New Subscribers - is the aggregate number of net new smart home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another.
Net Subscriber Acquisition Costs per New Subscriber - is the net cash cost to create new smart home and security subscribers during a given 12-month period divided by New Subscribers for that period. These costs include commissions, Products, installation, marketing, sales support and other allocations (general and administrative and overhead); less upfront payments received from the sale of Products associated with the initial installation, and installation fees. Upfront payments reflect gross proceeds prior to deducting fees related to consumer financing of Products. These costs exclude capitalized contract costs and upfront proceeds associated with contract modifications.
Total Monthly Service Revenue for New Subscribers - is the contracted recurring monthly service billings to our New Subscribers during the prior 12-month period.
Average Monthly Service Revenue per New Subscriber - is the Total Monthly Service Revenue for New Subscribers divided by New Subscribers during the prior 12-month period.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Statements of Operations
(In thousands; unaudited)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2021	2020	2021	2020
		(as restated)		(as restated)
Revenues:
Recurring and other revenue	$386,710	$318,717	$1,083,174	$921,359
Costs and expenses:
Operating expenses	99,082	92,309	286,353	257,728
Selling expenses	96,072	79,680	300,480	195,513
General and administrative expenses	64,972	69,130	189,267	180,272
Depreciation and amortization	151,332	143,965	447,863	423,389
Restructuring expenses	—	—	—	20,941
Total costs and expenses	411,458	385,084	1,223,963	1,077,843
Loss from operations	(24,748)	(66,367)	(140,789)	(156,484)
Other expenses (income):
Interest expense	47,120	50,987	146,981	170,795
Interest income	(126)	(26)	(280)	(287)
Change in fair value of warrant liabilities	(15,313)	974	(50,638)	79,893
Other expense (income), net	37,329	(7,099)	14,736	11,341
Total other expenses	69,010	44,836	110,799	261,742
Loss before income taxes	(93,758)	(111,203)	(251,588)	(418,226)
Income tax (benefit) expense	(1,014)	230	500	324
Net loss	$(92,744)	$(111,433)	$(252,088)	$(418,550)

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Balance Sheets
(In thousands; unaudited)

	Sep 30, 2021	Dec 31, 2020
		(as restated)
ASSETS
Current Assets:
Cash and cash equivalents	$280,152	$313,799
Accounts and notes receivable, net	71,274	64,697
Inventories	54,151	47,299
Prepaid expenses and other current assets	26,624	14,338
Total current assets	432,201	440,133

Property, plant and equipment, net	52,825	52,379
Capitalized contract costs, net	1,433,112	1,318,498
Deferred financing costs, net	2,201	1,667
Intangible assets, net	66,808	111,474
Goodwill	837,086	837,077
Operating lease right-of-use assets	45,201	52,880
Long-term notes receivables and other non-current assets, net	46,951	58,317
Total assets	2,916,385	2,872,425
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	127,944	85,656
Accrued payroll and commissions	147,302	87,943
Accrued expenses and other current liabilities	218,151	247,324
Current portion of notes payable, net	13,500	9,500
Deferred revenue	418,718	327,632
Current portion of operating lease liabilities	11,858	12,135
Current portion of finance lease liabilities	3,272	3,356
Total current liabilities	940,745	773,546

Notes payable, net	2,700,924	2,816,100
Finance lease liabilities, net of current portion	1,171	2,460
Operating lease liabilities, net of current portion	41,422	49,692
Warrant derivative liabilities	24,033	75,531
Deferred revenue, net of current portion	790,397	621,182
Other long-term obligations	126,411	121,235
Deferred income tax liabilities	781	2,168
Total liabilities	4,625,884	4,461,914
Total stockholders’ deficit	(1,709,499)	(1,589,489)
Total liabilities and stockholders’ deficit	2,916,385	2,872,425

VIVINT SMART HOME, INC. and SUBSIDIARIES
Summary Cash Flow Data
(In thousands; unaudited)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2021	2020	2021	2020
		(as restated)		(as restated)
Net cash provided by operating activities	$77,892	$144,058	$142,130	$222,809
Net cash used in investing activities	(2,093)	(3,038)	(10,037)	(8,704)
Net cash (used in) provided by financing activities	(140,693)	(94,360)	(165,711)	76,961
Effect of exchange rate changes on cash and cash equivalents	(135)	72	(29)	67
Net (decrease) increase in cash & cash equivalents	(65,029)	46,732	(33,647)	291,133

Cash and cash equivalents:
Beginning of period	345,181	248,950	313,799	4,549
End of period	$280,152	$295,682	$280,152	$295,682

Statement Regarding Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation (or non-cash compensation), certain financing fees, changes in the fair value of the derivative liability associated with our public and private warrants and certain other non-recurring expenses or gains.
Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of revenue.
During the first quarter of 2021, in connection with our re-assessment of our accounting for our public and private warrants, we updated our definition of “Adjusted EBITDA” to exclude the impact of changes in the fair value of the derivative liability associated with our public and private warrants. We do not consider changes in the fair value of the warrants to be directly attributable to our operations and we believe that excluding the impact of changes in the fair value of the warrants from our calculation of Adjusted EBITDA results in a metric that better reflects the results of our operations. Prior period disclosures of Adjusted EBITDA were updated to conform to our updated definition of Adjusted EBITDA.
Adjusted EBITDA is not defined under GAAP and is subject to important limitations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.
Management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. In addition, targets based on Adjusted EBITDA are among the measures we use to evaluate our management’s performance for purposes of determining their compensation under our incentive plans.
Adjusted EBITDA and other non-GAAP financial measures have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation, changes in the fair value of the derivative liability associated with our public and private warrants and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the agreements governing our Notes and the Credit Agreement.
We believe that the presentation of Covenant Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Notes and the Credit Agreement governing the Revolving Credit Facility and the Term Loan Facility. We caution investors that amounts presented in accordance with our definition of Covenant Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Covenant Adjusted EBITDA in the same manner.
Covenant Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.
See the following tables for quantitative reconciliations of Adjusted EBITDA and Covenant Adjusted EBITDA for historical periods to Net Loss, which we believe is the most comparable financial measure calculated in accordance with GAAP.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(In millions; unaudited)

	Three Months Ended
	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2020	2020	2020	2021	2021	2021
Net loss	$(160.1)	$(111.4)	$(184.8)	$(88.8)	$(70.5)	$(92.7)
Interest expense, net	54.5	51.0	49.9	49.8	49.9	47.0
Income tax expense (benefit), net	0.9	0.2	0.8	0.2	1.3	(1.0)
Depreciation	5.2	4.9	4.4	4.1	4.3	3.9
Amortization (i)	135.0	139.1	142.9	142.8	145.3	147.4
Stock-based compensation (ii)	48.0	58.5	81.0	87.0	27.6	29.0
MDR fee (iii)	6.0	7.7	8.7	9.3	10.2	11.8
Loss contingency (iv)	—	10.0	13.2	—	—	—
CEO transition (v)	—	—	—	—	5.8	3.0
Change in fair value of warrant derivative liabilities (vi)	62.2	1.0	29.4	(29.1)	(6.2)	(15.3)
Other (income) expense, net (vii)	(4.4)	(7.1)	(0.9)	(14.6)	(8.1)	37.3
Adjusted EBITDA	$147.3	$153.9	$144.6	$160.7	$159.6	$170.4
Net loss margin	(53.2)%	(35.0)%	(55.8)%	(25.9)%	(19.9)%	(24.0)%
Adjusted EBITDA margin	48.9%	48.3%	43.7%	46.9%	45.1%	44.1%

(i)Excludes loan amortization costs that are included in interest expense
(ii)Reflects stock-based compensation costs related to employee and director stock incentive plans
(iii)Costs related to some of the financing fees incurred under the Vivint Flex Pay program
(iv)Loss contingency accrual relating to regulatory matters
(v)Hiring and severance expenses associated with CEO transition
(vi)Reflects the change in fair value of the derivative liability associated with our public and private warrants
(vii)Primarily consists of changes in our consumer finance program derivative instrument, foreign currency exchange, and other gains / losses associated with financings and other transactions

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(In millions)
(Unaudited)

	LTM Period Ended
	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2020	2020	2021	2021	2021
Net loss	$(512.8)	$(603.3)	$(545.1)	$(455.6)	$(436.9)
Interest expense, net	235.7	220.5	205.2	200.6	196.7
Other expense (income), net	11.8	10.4	(26.9)	(30.6)	13.9
Income tax expense, net	2.2	1.1	2.1	2.5	1.3
Restructuring expenses (i)	20.9	20.9	—	—	—
Depreciation and amortization (ii)	94.2	89.6	85.7	82.4	79.0
Amortization of capitalized contract costs	469.3	481.2	492.8	505.5	516.3
Non-capitalized contract costs (iii)	256.8	268.5	273.4	303.8	333.7
Stock-based compensation (iv)	118.1	198.2	274.5	254.1	224.5
Change in fair value of warrant derivative liabilities (v)	79.9	109.3	63.4	(5.0)	(21.3)
Other adjustments (vi)	79.7	95.4	88.1	99.6	96.9
Covenant Adjusted EBITDA	$855.9	$891.8	$913.2	$957.3	$1,004.1
Net loss margin	(41.9)%	(48.2)%	(42.2)%	(33.8)%	(30.9)%
Covenant Adjusted EBITDA margin	69.9%	71.2%	70.6%	71.1%	71.0%

(i)Employee severance and termination benefits expenses associated with restructuring plans
(ii)Excludes loan amortization costs that are included in interest expense
(iii)Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(iv)Reflects stock-based compensation costs related to employee and director stock incentive plans
(v)Reflects the change in fair value of the derivative liability associated with our public and private warrants
(vi)Includes certain items such as product development costs, Blackstone monitoring fee, loss contingencies, certain legal and professional fees, expenses associated with retention bonuses, relocation and severance payments, expenses associated with CEO transition, and certain other adjustments

Contact:

Nate Stubbs
VP, Investor Relations
801-221-6724
ir@vivint.com